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                                                                     EXHIBIT 5.1


                                ANDREWS KURTH LLP
                             600 Travis, Suite 4200
                              Houston, Texas 77002
                               Phone: 713.220.4200
                                Fax: 713.220.4285



                                  June 1, 2004


WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056

Ladies and Gentlemen:

         We have acted as counsel to WCA Waste Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-4 (File No. 333-114901), as amended (the "Registration Statement"), including the information statement/prospectus which forms a part thereof, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) shares of the Company's post-merger common stock, par value $0.01 per share (the "New Common Stock"), that will be issued as a result of the conversion of shares of the Company's current common stock, par value $0.01 per share (the "Current Common Stock"), pursuant to the procedures set forth in the Agreement and Plan of Merger (the "Merger Agreement") between the Company and its wholly-owned subsidiary, WCA Merger II Corporation, (ii) shares of the New Common Stock that will be issued as a result of the conversion of shares of the Company's Convertible Preferred Stock Series A, par value $0.01 per share (the "Series A Preferred Stock"), pursuant to the procedures set forth in the Merger Agreement and (iii) shares of the New Common Stock that will be issued as a result of the conversion of shares of the Company's Convertible Preferred Stock Series B, par value $0.01 per share (the "Series B Preferred Stock"), pursuant to the procedures set forth in the Merger Agreement.

         We have examined originals or copies of (i) the Registration Statement, including the form of information statement/prospectus included therein, (ii) the Certificate of Incorporation of the Company, as amended to date, (iii) the Bylaws of the Company as in effect on the date hereof, (iv) certain resolutions of the Board of Directors of the Company relating to the authorization of the issuance of the shares of New Common Stock covered by the Registration Statement, (v) the form of Merger Agreement to be executed and (vi) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to


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WCA Waste Corporation
June 1, 2004
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this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have not independently verified any factual matter relating to this opinion.

         We have assumed and have not verified (i) the genuineness of all signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies.

         Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the issuance of the shares of New Common Stock to be issued upon the conversion of the Current Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, when issued pursuant to the provisions of, and in the manner contemplated by, the Merger Agreement and described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the information statement/prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time as the Registration Statement is declared effective.


                                    Very truly yours,

                                    /s/ ANDREWS KURTH LLP